                                                                     Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT ("Agreement") made this 26th day of February, 1999, by and between ROXXI, INC., a Nevada corporation, with its principal office at 15170 N. Hayden Road, Suite 1, Scottsdale, Arizona 85260 ("Seller"), and PARAMOUNT HEADWEAR, INC., a Missouri corporation, with its principal office at #1 Paramount Drive, Bourbon, Missouri 65441 ("Buyer").

         WITNESSETH, THAT:

         WHEREAS, Seller is engaged in the business of manufacturing and selling headwear (the "Business");

         WHEREAS, Seller desires to sell certain assets used or usable in connection with the operation of the Business; and

         WHEREAS, Buyer desires to purchase certain assets of Seller used in, and related to the Business upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants, promises and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                PURCHASE AND SALE

         1.01 Assets to be Sold.
              ------------------

         At the Closing (as hereinafter defined), subject to the terms and conditions hereafter set forth, Seller agrees to sell, assign, transfer and convey, and Buyer agrees to purchase, acquire, assume and accept, all of Seller's right, title and interest in and to the following assets used in the Business (all of which are collectively referred to herein as the "Assets").

                  (a) Seller's custom headwear database which includes customer and order information but specifically excludes accounts receivable used in connection with the Business (the "Database");

                  (b) All of Seller's collegiate license agreements which are transferable, as set forth on Schedule 1.01(b) attached hereto and incorporated herein by reference ("License Agreements");

                  (c) All of Seller's custom headwear programs used in connection with the Database and the source code therefor;

                  (d) Seller's registered trademark "ROXXI";

                  (e) Certain computer hardware designated by Seller as set forth on Schedule 1.01(e) attached hereto and incorporated herein by reference; and

                  (f) Seller's pulse systems digitizing database of which Buyer shall have exclusive rights thereto, including one (1) read device, and personal computer and software, which shall be delivered by Seller to Buyer within three
(3) weeks after Closing.

All hardware, software and digitizings are taken AS IS by Buyer, and Seller makes no representations or warranties thereon.

         1.02 Purchase Price and Method of Payment.
              -------------------------------------

         The total compensation to be paid to Seller shall be an amount equal to sixteen percent (16%) of the net sales (gross sales less returns and allowances) of all of the following and subject to the provisions set forth below:

                  (a) All headwear products sold using the "Roxxi" name;

                  (b) All headwear products sold by any representative that represented Seller on the closing date and listed on Schedule 1.02(b) attached hereto and incorporated herein by reference;

                  (c) All headwear products sold by representatives that are hired to replace, in whole or in part, the representatives and their successors that represented Seller on the Closing Date (Buyer agrees that a representative will not be terminated without replacing such representative, and Buyer agrees to use its best efforts to replace a representative who resigns);

                  (d) All headwear products sold by Roxxi representatives hired after the Closing Date to sell products in previously uncovered territories;

                  (e) If Buyer discloses Seller's customer database to American Dry Goods, then all headwear products sold to customers whose names are in Seller's database being acquired by Buyer and (i) were sold products by Seller within the last two (2) years from the date hereof, and (ii) not sold to by Buyer or American Dry Goods within the last two (2) years from the date hereof; and

                  (f) Sales by Buyer (excluding sales made by American Dry Goods) to high schools, green grass golf shops or little leagues who are listed on Seller's database and (i) were sold to by Seller within the last twenty-four
(24) months and (ii) not sold to by Buyer.

         Seller shall be paid on all orders received from a customer or representative within the first twenty-four (24) months following April 30, 1999. These amounts shall be paid to Seller on the twenty-fifth (25th) day of each month following the shipment and collection of money without offset or counterclaim. All amounts not collected within six (6) months after invoice due date will not be payable to Seller and Buyer shall be under no further responsibility to Seller for such uncollected amounts. Notwithstanding the foregoing, Seller shall be paid a commission on re-orders placed with Buyer after such twenty-four (24) month period, if and only if, (i) the reason for placing such re-order was for receiving defective products sold within the twenty-four (24) month period, and (ii) collected upon within six (6) months after invoice due date. Buyer agrees to use and exert all commercially reasonable efforts to collect accounts receivable described herein. Buyer will provide Seller with monthly sales and collection reports on the twenty-fifth
(25th) day of each month along with its payment.

         Seller may, at its option, review any document necessary to ensure that the proper amounts are being paid. In the event that it is determined that the amounts paid are incorrect by more than fifteen percent (15%), Buyer will reimburse Seller for all reasonable expenses related to the audit of such records.

         1.03 Obligations of Seller After Closing.
              ------------------------------------

         Within three (3) weeks after Closing, Seller shall install the Database and Seller's order entry system, both AS IS, on the following items to be provided by Buyer: (a) PC hardware; (b) Network Operating System; (c) Network Topology; and (d) Oracle 8 database which will include client system data structures, data and source code. Upon installation, Seller will be under no obligation to make any modifications or enhancements to the system provided. Seller shall continue to have all rights to use and/or sell the order entry system, so long as any such use or sale in no way affects Buyer's right to use and operate the order entry system installed by Seller.

         Seller shall continue to employ Seller's existing employees through and including April 15, 1999, in order to enter orders and train Buyer's employees and to otherwise assist with the transition of Seller's customer service functions to Buyer. After such date, Seller shall no longer have any obligation to employ any of Seller's employees. Buyer and

Seller agree to split any stay bonuses or severance pay in order to induce Seller's employees to remain working for Seller after the announcement of this Agreement and the transactions contemplated herein. Any amounts paid by Buyer and Seller shall be agreed upon by both parties prior to any offer. After Closing, Buyer may hire any and all of Seller's employees at its sole discretion.

         1.04 Obligations of Buyer After Closing.
              -----------------------------------

         After Closing, Buyer shall manufacture and sell headwear similar to the headwear sold by Seller prior to Closing (the "Products"). Buyer acknowledges that Seller is required to out source forty thousand (40,000) caps to the third party purchaser of Seller's equipment. Buyer and Seller shall work together to provide a smooth transition of manufacturing operations. In connection therewith, after Closing, Buyer shall (a) manufacture the Products and build inventory to support sales of the Products; (b) set pricing policies; (c) be responsible for marketing (and all costs associated therewith) the Products and use commercially reasonable efforts to market and promote the Roxxi name and the Products; and (d) manage the team of independent contractors/sales representatives, each of whom shall receive a commission of up to ten percent (10%) of net sales of the headwear they each sell.

         1.05 Liabilities Not Assumed.
              ------------------------

         Buyer is not assuming and shall not be held responsible for nor shall be required to assume or be obligated to pay, discharge or perform, any debts, taxes, adverse claims, obligations or liabilities of Seller of any kind or nature or at any time existing or asserted, whether fixed, contingent or otherwise, whether in connection with the Assets or otherwise and whether arising before or after the consummation of the transactions contemplated herein or bear any cost or charge with respect thereto, including, without limitation, accounts, notes and taxes payable, warranty claims and personal injury claims accrued prior to Closing, commissions, profit sharing, retirement, pension, bonus, hospitalization, vacation or other employee benefits or any employment or old-age benefits relating to the employees of Seller. Seller hereby agrees to indemnify, defend and hold Buyer harmless from all liability therefor and therefrom.

         1.06 No Obligation to Employ Employees of Seller.
              --------------------------------------------

         Notwithstanding anything herein to the contrary, Buyer shall have no obligation to hire or employ any of Seller's employees, regardless of whether such employee is employed by Seller full-time, part-time or otherwise, and regardless of when such employee's employment with Seller began or is scheduled to begin.

         1.07 Option.
              -------

         Buyer shall have the option to purchase some or all of Seller's products bearing the Roxxi name at a price equal to fifty percent (50%) of Seller's actual cost for such products exercised at Closing and paid in cash at Closing.

                                   ARTICLE II

                                     CLOSING

         2.01 Closing Date.
              -------------

         The Closing and consummation of all transactions provided for in this Agreement shall be at 10:00 a.m. on March 15, 1999 (the "Closing" or "Closing Date"), at the offices of Blumenfeld, Kaplan & Sandweiss, P.C., 168 N. Meramec Avenue, Suite 400, St. Louis, Missouri 63105, or at such other time and place as the parties hereto may mutually agree.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.01 Corporate Standing.
              -------------------

         Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has full power and lawful authority to own and operate all of the Assets and to conduct its business as and where the Business is now being conducted.

         3.02 Authority.
              ----------

         Seller has full corporate power and authority to enter into and consummate the transactions provided for and contemplated in this Agreement, including the sale, transfer and delivery of the Assets. Seller has taken all such corporate actions and conducted such other proceedings as may be necessary, advisable or proper, including all action required by law, its Articles of Incorporation and Bylaws to authorize the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the execution and delivery of each of the documents required to be delivered hereunder so that Seller will have full right, power and authority to deliver the Assets to Buyer and to perform all of their obligations under this Agreement at Closing. Upon execution and delivery by the duly authorized officers of Seller, this Agreement and all agreements and other documents provided for herein or attached hereto shall be valid and binding obligations of Seller in accordance with their terms subject to qualification that the binding nature of such obligations may be limited by applicable bankruptcy, solvency, reorganization, fraudulent conveyance or transfer or similar laws affecting the enforcement of creditor's rights.

         3.03 Absence of Restrictions.
              ------------------------

         Seller has no agreement with any other party with respect to the sale of the Assets and all encumbrances shall be released as of the Closing. The execution, delivery and performance by Seller of this Agreement and any other instrument, agreement or document executed or to be executed and delivered by Buyer, and the consummation of the transactions provided hereunder do not require any third party consent and do not violate, with or without the giving of notice or the passage of time, conflict with, result in the breach of, or cause the acceleration of or default under any provision of any obligation, mortgage, lien, lease, agreement, instrument, law, order, regulation, arbitration award, judgment, decree or any other restriction to which Seller is a party or by which Seller is subject or bound, which could materially or adversely affect the Business or the Assets except those to be received as of the Closing.

         3.04 Title to Assets.
              ----------------

         Seller shall, as of Closing, own all of the Assets, free and clear of any and all liabilities, mortgages, conditional sales agreements, security interests, leases, liens, pledges, encumbrances, deeds of trust, equities, charges, claims, imperfections of title or other burdens of every nature and kind, either of record or otherwise, and whether absolute, accrued, contingent or otherwise, so that Buyer shall, after consummation of the transactions contemplated hereunder, be free to utilize, sell or otherwise dispose of the Assets in whatever manner Buyer may desire.

         3.05 Contracts.
              ----------

         Seller has no contracts or commitments of any kind or nature, including, but not limited to, distribution agreements, purchase orders or licensing agreements, which affect the Assets and/or the Business except as set forth on Schedule 3.05 or on Schedule 1.01(b). Seller is not a party to any pension or profit sharing plan which requires that Buyer, as the purchaser of certain assets of Seller, assume or become obligated to pay any of the obligations or liabilities of Seller under such pension or profit sharing plan.

         3.06 Litigation and Claims.
              ----------------------

         Seller is not infringing any patents, copyrights, trademarks, service marks, trade names, or similar rights of others and no claim, suit, action, judicial or administrative proceeding, arbitration or investigation or similar proceeding involving Seller or any of the Assets is pending or has been made to such effect.

         3.07 No Broker.
              ----------

         Seller has not engaged or retained any investment banking firm or broker to assist with this transaction and Seller agree to indemnify and hold harmless Buyer from any fees due and any suits or claims for fees as a result of any such claim by any firm or broker.

         3.08 License Agreements.
              -------------------

         The agreements set forth on Schedule 1.01(b) are freely assignable to Buyer, or, if consent of the contracting party to an assignment is required, such consent shall be secured by Seller prior to the Closing Date.

         3.09 General Warranty.
              -----------------

         No representation or warranty made by Seller in this Agreement, or in any certificate, schedule, exhibit or other document furnished to Buyer or its agents as provided herein, or in connection with the transaction contemplated hereby or filed with any government agency, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. The representations and warranties made by Seller and pursuant to this Article III shall be true and accurate in all respects on the Closing Date and shall survive the Closing Date. Seller makes the representations and warranties set forth herein with the knowledge and expectation that Buyer is placing reliance on them in its decision to enter into this Agreement.

                                   ARTICLE IV

                               COVENANTS OF SELLER

         Seller covenants and agree as follows:

         4.01 Conduct of Business.
              --------------------

         To conduct the Business pending the Closing in the normal and usual manner consistent with the operation thereof and keeping Buyer advised of all facets of the operation of the Business. Without the prior written approval of Buyer (which approval may be withheld by Buyer for any reason in its sole discretion), Seller will not make any change in the policies affecting the operation and conduct of the Business, nor commence negotiations for, or enter into, any material or unusual contracts or agreements affecting employment, the Business or the Assets; nor shall Seller enter into any contracts or agreements extending beyond the Closing. Buyer acknowledges, however, that Seller will sell its equipment to a third party prior to or as of the Closing.

         4.02 Cooperation.
              ------------

         To execute, acknowledge and deliver to Buyer at Closing, or earlier if otherwise specified in this Agreement, all such instruments, consents, authorizations, certifications, books, records and data (the "Instruments"), and to take all other action, as heretofore agreed or as may be reasonably necessary or advisable in the opinion of Buyer to (i) effectuate the provisions and intent of this Agreement; and (ii) to better assign, transfer and convey title and possession of the Assets to Buyer. Seller shall be given access to all Instruments delivered to Buyer hereunder and Buyer shall provide Seller with notice prior to destroying any Instruments, giving Seller the opportunity to take possession thereof in lieu of destruction.

         4.03 Change of Name.
              ---------------

         On the Closing Date, Seller will amend its Articles of Incorporation so as to change its name and will thereafter cooperate with Buyer in making its present corporate name available to Buyer in Arizona, Nevada and each State in which Seller transacts, or has transacted, business, and Seller shall cease to use the name, Roxxi, Inc., and all derivations thereof and will thereafter cooperate with Buyer in making such names available to Buyer.

         4.04 Retention of Business.
              ----------------------

         To use and exert its commercially reasonable efforts between the date hereof and Closing to keep and retain the Business as a going concern and to instruct Buyer concerning the Business and its operations, including such assistance and cooperation as may be requested or necessary to assure the orderly transfer of the Assets to Buyer and the continuation thereof by Buyer subsequent to the Closing.

         4.05 Consents.
              ---------

         In each case where license agreements or other contract rights of Seller which are to be transferred to Buyer pursuant to this Agreement are not transferable or assignable to Buyer without the consent of another party, Seller will use its commercially reasonable efforts to obtain, prior to the Closing Date, all such consents of such other party to the transfer of such licenses or other contract rights to Buyer pursuant to this Agreement. All reasonable costs associated with such transfers or assignments shall be borne by Buyer.

         4.06 Changes.
              --------

         Between the date hereof and Closing, to notify Buyer of any changes, problems or developments with respect to the Business and the status of Seller's liabilities, obligations or relationships with creditors, customers and suppliers, so that an uninterrupted and efficient transfer of the ownership of the Assets may be made.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         5.01 Corporate Standing.
              -------------------

         Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri with full power and authority to own its own properties and to carry on its own business as currently conducted.

         5.02 Authority.
              ----------

         Buyer has full corporate power and authority to enter into and consummate the transactions provided for and contemplated in this Agreement, including the purchase of the Assets. Buyer has taken all such corporate actions and conducted such other proceedings as may be necessary, advisable or proper, including all action required by law, its Articles of Incorporation and Bylaws, to authorize the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the execution and delivery of each of the documents required to be delivered hereunder so that Buyer will have full right, power and authority to perform all of its obligations under this Agreement at Closing. Upon execution and delivery by the duly authorized officers of Buyer, this Agreement and all agreements and other documents provided for herein or attached hereto will be valid and binding obligations of Buyer in accordance with their terms.

         5.03 Absence of Restrictions.
              ------------------------

         Buyer has no agreement with any other party with respect to the purchase of the Assets. The execution, delivery and performance by Buyer of this Agreement and any other instrument, agreement or document executed or to be executed and delivered by Buyer, and the consummation of the transactions provided hereunder do not require any third party consent and do not violate, with or without the giving of notice or the passage of time, conflict with, result in the breach of, or cause the acceleration of or default under any provision of any obligation, mortgage, lien, lease, agreement, instrument, law, order, regulation, arbitration award, judgment, decree or any other restriction to which Buyer is a party or by which Buyer is subject or bound, which could materially or adversely affect Buyer's ability to purchase the Assets.

         5.04 No Broker.
              ----------

         Buyer has not engaged or retained any investment banking firm or broker to assist with this transaction and Buyer agrees to indemnify and hold harmless Seller from any fees due and any suits or claims for fees as a result of any such claim by any firm or broker.

         5.05 Financial Statements.
              ---------------------

         The financial statements of Buyer which have been or will be delivered to Seller (a) are true and accurate in all respects; (b) fairly present the financial condition of Seller at the respective dates; and (c) have been prepared in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE VI

                         CONDITIONS TO CLOSING BY BUYER

         The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject, at the sole option of Buyer, to the satisfaction of the following conditions precedent:

         6.01 Representations.
              ----------------

         All of the representations and warranties of Seller herein contained shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as if made on and as of the Closing.

         6.02 Performance of Covenants.
              -------------------------

         All of the covenants to be performed and all of the conditions to be satisfied by Seller prior to the Closing shall have been performed or satisfied in all material respects on or before the Closing.

         6.03 Delivery of Documents.
              ----------------------

         Buyer shall have received all such documents, certificates and papers required of Seller pursuant to the terms of this Agreement, or which shall have been reasonably requested by Buyer in connection therewith, all of which are dated as of the Closing Date, except as indicated to the contrary, in form and substance as approved by counsel for Buyer, including, but not limited to, the following:

                  (a) A duly executed Bill of Sale and Assignment conveying to Buyer the Assets hereto and sold pursuant to this Agreement.

                  (b) Assignment of the License Agreements.

                  (c) A Secretary's Certificate as to resolutions adopted by the Board of Directors and Shareholder of Seller, authorizing the execution of this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of the documents required to be delivered hereunder.

                  (d) Releases from Norwest Business Credit, Inc. and Norwest Bank of Arizona, N.A., of their security interests in and to the Assets.

                  (e) Release of Assignment of the ROXXI trademark by Norwest Business Credit, Inc., recorded in the United States Patent and Trademark Office at Reel 1593, Frame 0507 on February 27, 1997.

                  (f) Certificate of Good Standing for Seller from the Secretary of State of Nevada.

                  (g) Evidence of the recordation of an Assignment of the ROXXI trademark from Roxxi, Inc., an Oklahoma corporation, to Roxxi, Inc., a Nevada corporation, in the United States Patent and Trademark Office.

                  (h) Assignment of Seller's registered trademark, "ROXXI" and corporate name. Buyer shall be responsible for all costs associated with recording this Assignment in the United States Patent and Trademark Office.

                  (i) All other documents affecting title to and possession of the Assets and necessary to sell, assign, convey and transfer the same to Buyer, and to vest in Buyer all right, title and interest of Seller in and to the Assets free and clear of all liens, charges and encumbrances.

                  (j) Such other documents relative to the operation of the Business as may be reasonably requested by Buyer.

                                   ARTICLE VII

                         CONDITIONS TO CLOSING BY SELLER

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject, at the sole option of Seller, to the satisfaction of the following conditions precedent:

         7.01 Representations.
              ----------------

         All of the representations and warranties of Buyer herein contained shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as if made on and as of the Closing.

         7.02 Performance of Covenants.
              -------------------------

         All of the covenants to be performed and all of the conditions to be satisfied by Buyer prior to Closing shall have been performed or satisfied on or before the Closing.

         7.03 Delivery of Documents.
              ----------------------

         Seller shall have received all such documents and papers required of Buyer pursuant to the terms of this Agreement, or which shall have been reasonably requested by Seller, including, but not limited to, the following:

                  (a) Resolution adopted by the Board of Directors of Buyer, authorizing the execution of this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of the documents required to be delivered hereunder;

                  (b) Certificate of Good Standing for Buyer from the Secretary of State of the State of Missouri; and

                  (c) Such other documents as may be reasonably requested by Seller.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.01 Indemnification for Breach of Representation, Warranty, Covenant
              ----------------------------------------------------------------
or Agreement or for Liability of Seller.
----------------------------------------

         Seller hereby agrees to indemnify Buyer and hold it harmless against and from any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, reasonable attorney's fees (collectively "Damages"), arising from or in connection with:

                  (a) Any breach of any representation, warranty, covenant or agreement on the part of Seller under this Agreement or under any agreement or instrument contemplated hereby; or

                  (b) Any liability of Seller arising from the operation of the Business up to the time of Closing.

         8.02 Indemnification for Breach of Representation, Warranty, Covenant
              ----------------------------------------------------------------
or Agreement or for Liability of Buyer.
---------------------------------------

         Buyer hereby agrees to indemnify Seller and hold it harmless against and from any and all Damages arising from or in connection with:

                  (a) Any breach of representation, warranty, covenant or agreement on the part of Buyer under this Agreement, or under any agreement or instrument contemplating hereby; or

                  (b) Any liability arising out of the operation of the Business by Buyer from and after the Closing.

         8.03 Indemnification Procedures.
              ---------------------------

         The indemnified party shall give the indemnifying party prompt written notice of any claim, demand, action, controversy or suit (accompanied by a copy thereof) which may give rise to a claim for indemnification under this Article
VIII. The indemnifying party shall have the right to undertake the defense of any claim, demand, action, controversy or suit by representatives of its own choosing, at its own cost and expense; provided, however, that in the event the indemnifying party shall fail to notify the indemnified party in writing that the indemnifying party shall undertake the defense thereof within ten (10) days of the date the indemnified party delivers written notice to the indemnifying party, then the indemnified party shall have the right to undertake the defense, compromise or settlement thereof at the risk of the indemnifying party.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.01 Survival of Representations and Warranties.
              -------------------------------------------

         All of the terms and conditions of this Agreement, including the representations and warranties in Articles III, IV, and V and the indemnification provisions of Article VIII shall survive Closing and the transfer of the Assets.

         9.02 Risk of Loss.
              -------------

         All risk of loss with respect to the Assets to be transferred hereunder shall remain with Seller until the transfer of the Assets and the Business on the Closing Date. Anything to the contrary in this Agreement notwithstanding, in the event there has been any material damage to or destruction of any of the Assets prior to the Closing Date and Buyer elects to consummate the transactions contemplated herein, at Closing Seller shall assign to Buyer all of Seller's right to receive insurance proceeds toward the repair or replacement of such Assets, if any, and if no such insurance is in effect or the amount payable thereunder is insufficient to repair or replace any such Assets, the parties shall equitably adjust the Purchase Price.

         9.03 Benefit and Assignability.
              --------------------------

         This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

         9.04 Notices.
              --------

         Any and all notices or communications required or desired to be given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) sent by facsimile with a corresponding confirmation, or (iii) two (2) business days after deposited with the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, to the respective parties as follows, or to such other address as either party may from time to time designate by notice given in accordance with the provisions of this Section 9.04:

    If to Buyer:                            Paramount Headwear, Inc.
                                            #1 Paramount Drive
                                            Bourbon, Missouri  65441
                                            Attention:  President
                                            Fax:  (573) 732-5211

    With a Copy to:                Mark Z. Schraier, Esq.
                                            Blumenfeld, Kaplan & Sandweiss, P.C.
                                            168 N. Meramec Avenue, Suite 400
                                            St. Louis, Missouri 63105
                                            Fax: (314) 863-9388

    If to Seller:                           Roxxi, Inc.
                                            15170 N. Hayden Road, Suite 1
                                            Scottsdale, Arizona  85260
                                            Attention:  President
                                            Fax:  (602) 627-0271

    With a Copy to:                 Kenneth Warren, Esq.
                                            5920 Cromdale Drive, Suite 1
                                            Dublin, Ohio  43017
                                            Fax:  (614) 766-1974

         9.05 Waiver.
              -------

         The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as, nor be construed as, a waiver of any subsequent breach thereof.

         9.06 Entire Agreement.
              -----------------

         This Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereby and may be modified only by a subsequent written document executed by the parties hereto.

         9.07 Headings.
              ---------

         The headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         9.08 Incorporation.
              --------------

         All schedules and exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

         9.09 Days.
              -----

         In computing the number of days for purposes of this Agreement, all days shall be counted including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

         9.10 Counterparts.
              -------------

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree that facsimile signatures shall be sufficient to bind the parties to the Agreement herein.

         9.11 Severability.
              -------------

         In the event any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby.

         9.12 Expenses.
              ---------

         Each party shall be responsible for paying the expenses it incurs in connection with this Agreement and the transactions contemplated hereby.

         9.13 Termination of Agreement.
              -------------------------

         This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to Closing (a) by mutual consent of Seller and Buyer, or (b) by either Buyer or Seller if the conditions to Closing set forth herein are not satisfied.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


SELLER:                                                    BUYER:

Roxxi, Inc., a Nevada corporation           Paramount Headwear, Inc., a Missouri
                                                        corporation



By: /s/ Thomas Schneider                     By: /s/ Peter Brink
   -----------------------------                --------------------------------
Print Name: Tom Schneider                    Print Name: Peter Brink
           ---------------------                         -----------------------
Title: President                             Title: Chief Operating Officer
      --------------------------                   -----------------------------